 Exhibit 99.1

Ozop Energy Solutions Executes Master Supply Agreement with WESCO

WARWICK, N.Y., January 12, 2021 — Ozop Energy Solutions. (OZSC), (“Ozop” or the “Company”), is pleased to announce they have entered into a Master Supply Agreement with WESCO International, Inc. (NYSE: WCC).

This agreement allows Ozop Energy Solutions, via its recently announced wholly owned subsidiary Ozop Energy Systems, access to premier manufacturers as a key source of top-quality products and solutions for the renewable energy market.

“Since 1922, WESCO has grown and transformed from a division of Westinghouse Electric into an industry-leading Fortune 500 supply chain solutions company. As the scale of energy storage projects increases globally, our relationship with WESCO creates an opportunity for providing one stop shopping for not only our clientele, but for the industry,” stated Brian P Conway, Chief Executive Officer of OZSC. “Ozop Energy Systems will address customer project demand streams through our online catalogue portal or directly with our procurement specialists interfacing directly with WESCO International. We are honored to share their passion for service.”

For more information on PCTI please follow on the link, www.pcti.com.

Please be aware that our social media accounts can be used from time to time for additional material events.

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About WESCO International

WESCO International, Inc. (NYSE: WCC), a publicly traded FORTUNE 500® company headquartered in Pittsburgh, Pennsylvania, is a leading provider of business-to-business distribution, logistics services and supply chain solutions. Pro forma 2019 annual sales were over $17 billion, including Anixter International Inc., which it acquired in June 2020. WESCO offers a best-in-class product and services portfolio of Electrical and Electronic Solutions, Communications and Security Solutions, and Utility and Broadband Solutions. The Company employs over 18,000 people, maintains relationships with over 30,000 suppliers, and serves more than 150,000 customers worldwide. With nearly 1.5 million products, end-to-end supply chain services, and leading digital capabilities, WESCO provides innovative solutions to meet customer needs across commercial and industrial businesses, contractors, government agencies, institutions, telecommunications providers, and utilities. WESCO operates nearly 800 branch and warehouse locations in over 50 countries, providing a local presence for customers and a global network to serve multi-location businesses and multi-national corporations.

About Ozop Energy Solutions.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

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